Exhibit 10.44

SEPARATION AGREEMENT AND

GENERAL RELEASE OF CLAIMS

THIS SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (the “Agreement”) is made and entered into as of May 16, 2011, by and between RealD Inc., a Delaware corporation (the “Company”), and Joshua Greer (“Executive”) (together, the “Parties”). This Agreement is effective only if it has been executed by each of the Parties and the revocation period has expired without revocation as set forth in Sections 7(c) and (d) below (the “Effective  Date”).

WHEREAS, Executive is an employee of the Company and has served as its President pursuant to an employment agreement with the Company with an effective date of April 1, 2010 (the “Employment Agreement”) attached hereto as Exhibit 1;

WHEREAS, Executive also serves, without additional compensation, as a member of the Company’s Board of Directors (the “Board”);

WHEREAS, the Company and Executive mutually agree that they desire that (i) Executive’s employment with the Company will terminate no later than the close of business on July 15, 2011 and such termination may be treated as a Qualifying Termination as provided under this Agreement, and (ii) Executive will release the Company and its affiliates from any and all claims as of the Effective Date and also as of his Termination Date (as defined herein); and

WHEREAS, the Parties desire that, in connection with a Qualifying Termination, Executive became a consultant to the Company after the Termination Date pursuant to the consulting agreement attached hereto as Exhibit 3 (the “Consulting Agreement”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.                                       Transition. From the Effective Date through the Termination Date, Executive shall only be terminated for Cause. During this time period, the Company may require that Executive not (i) perform services at Company facilities or (ii) travel on Company business. The “Termination Date” means the earliest to occur of: (a) July 15, 2011, (b) the date of Executive’s death, (c) the date that Executive resigns his employment without Good Reason or (d) the date that the Company terminates Executive’s employment for Cause (as defined in the Employment Agreement). Termination under either clauses (c) or (d) will not constitute a Qualifying Termination for purposes of this Agreement and will mean that the Executive is not eligible for any of the separation benefits under Section 4 or for any payments under the Consulting Agreement and that the Consulting Agreement will be null and void with no force or effect. Executive shall be eligible to receive his Accrued Obligations (as defined in the Employment Agreement) up through and upon his Termination Date. While Executive is a Company employee or consultant to the Company and/or member of the Board, he will be (1) permitted to continue to use his Company provided email address, phone number and cell phone and (2) subject to all Company policies including without limitation its insider trading policy.

Notwithstanding the above, at Executive’s request, the Company shall automatically forward all emails addressed to Executive to Executive’s new email address, which Executive shall provide, for a period of one (1) year following Executive’s request.

2.                                            Qualifying Termination of Employment. Executive and the Company acknowledge and agree that Executive’s employment with the Company will terminate in all cases as of the close of business on the Termination Date and that such termination will be treated as a Qualifying Termination by the Company, except as provided for terminations under clauses (c) and (d) of Section 1. As of the Termination Date, it is mutually agreed that Executive is no longer an employee or officer of the Company and no longer holds any positions or offices with the Company except for his membership on the Board if he is still then serving on the Board. Any continued service on the Board and any compensation for services rendered as a non-employee member of the Board will be determined in accordance with the Company’s charter documents and applicable corporate governance policies.

3.                                            Separation Benefits. In consideration for Executive’s general release of all claims set forth below and Executive’s other obligations under this Agreement and in satisfaction of all of the Company’s obligations to Executive and further provided that: (i) this Agreement is signed by Executive and delivered to the Company on or before May 16, 2011, (ii) this Agreement is not revoked by Executive under Section 7 below and therefore becomes effective on or before May 23, 2011, (iii) Executive remains in continuing material compliance with all of the terms of this Agreement, (iv) the termination of Executive’s employment with the Company is treated as a Qualifying Termination by the Company, (v) Executive does not resign from the Board at anytime before the annual meeting of Company stockholders in 2011, and (vi) on or within 60 days after the Termination Date, Executive (or his estate, if applicable) timely re-executes a second general release of claims (in a form prescribed by the Company and which will be substantially the same as this Agreement) and Executive (or his estate, if applicable) timely delivers to the Company such second release and does not revoke it, then the Company agrees to provide (and continue to provide) the separation benefits specified in Section 4(a) below to Executive (or his estate, if applicable).

The Parties agree and acknowledge that (A) the separation payments and benefits provided under Section 4(a) are being provided in lieu of all post-employment benefits set forth in the Employment Agreement and any post-employment benefits under any other agreement, and (B) this Agreement as of its effective date hereby supersedes and replaces in their entirety any and all compensation, severance, separation, benefits and/or termination plans, policies, agreements and/or programs between Executive and the Company (including, without limitation, the Employment Agreement).

In the event that the Company believes Executive is not in continuing material compliance with the terms of this Agreement, then the Company shall provide Executive with written notice of the same and the Company’s intention to terminate the separation benefits specified in Section 4(a) below within ninety (90) days of the date on which the General Counsel of the Company or a member of the Board (other than Executive) first becomes aware of the initial existence of the condition(s) giving rise to such lack of material compliance. If the Company does not timely provide such notice during the applicable 90 days, then the Company will be deemed to have waived the right to assert any such breach with respect to such condition(s), provided that at least one of such persons with knowledge of the initial existence of the condition(s) remains in service with the Company through the conclusion of the ninety (90) day notice period. Notwithstanding the foregoing, in the event that the actions or inactions giving rise to such lack of material compliance are reasonably capable of being cured, the written notice from the Company shall provide Executive with at least twenty (20) days to cure such noncompliance, prior to the effective date of the termination of separation benefits specified in Section 4(a) below. During such twenty (20) day period, the Company will suspend payment(s) of the separation benefits specified in Section 4(a) below, and if the actions or inactions giving rise to such lack of material compliance are not timely cured, then the Company shall immediately terminate any and all such separation payments and benefits. If Executive cures the circumstances giving rise to such lack of material compliance within such twenty (20) day period, the Company shall remove the suspension and continue to provide the separation payments and benefits specified in Section 4(a) below retroactive to the date of suspension.

4.                                       Payments, Benefits and Taxes.

(a)                                  Separation Benefits. Subject to the timely satisfaction of all applicable conditions specified in this Agreement, the Company will provide to Executive the separation benefits specified in this Section 4(a) and the Executive acknowledges and agrees that such benefits represent the entirety of post employment separation benefits to which Executive is eligible to receive:

(i)                                          Cash severance installment payments in an aggregate amount equal to $450,000 (“Cash Severance”) with such amount being paid in ten monthly installments of $45,000 each with the first such installment of Cash Severance being paid on the 90th day after the Termination Date and the last installment being paid on the first anniversary of the Termination Date.

(ii)                                       The Company will continue to pay the cost (to the same extent that the Company was doing so immediately before the Termination Date) for all group employee benefit coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the same extent provided by the Company’s group plans immediately before the Termination Date for eighteen (18) months after the Termination Date or until Executive becomes eligible for group insurance benefits from another employer, whichever occurs first, provided that Executive timely elects COBRA coverage (“COBRA Benefits”). Executive agrees (i) at any time either before or during the period of time Executive is receiving benefits under this Section 4(a), to inform the Company promptly in writing if Executive becomes eligible to receive group health coverage from another employer; and (ii) that Executive may not increase the number of designated dependents, if any, during this time unless Executive does so at Executive’s own expense. The period of such COBRA Benefits shall be considered part of Executive’s COBRA coverage entitlement period, and may, for tax purposes, be considered income to Executive.

(iii)                                    A pro-rated cash “Performance Bonus” for fiscal year 2012, in an amount equal to 30% of 80% of Executive’s salary, as if the Qualifying Termination had not occurred and that Executive remained as President of the Company through the end of such fiscal year. This pro-rated Performance Bonus, if any, shall be paid to Executive no later than

June 15, 2012. Executive will continue to be eligible to receive a full payment for his fiscal year 2011 performance bonus as provided in Section 9(a) of this Agreement.

(iv)                                   With respect to the two outstanding stock options that Executive currently holds and which were granted to Executive on July 15, 2010, the Company shall accelerate the vesting of all time-based vesting options (“First Option”) to the Termination Date and all shares under the First Option shall be vested and remain exercisable through the term of the Consulting Agreement and six months thereafter. In all other respects, the terms and conditions of the First Option remain as is and in full force and effect. With respect to the performance based vesting option that was also granted to Executive on July 15, 2010 (“Second Option”), such Second Option shall be entirely forfeited and canceled on the Effective Date without consideration. Executive agrees that he holds no other outstanding equity compensation awards.

(b)                                 Taxes. Any tax obligations of Executive and tax liability therefore, including without limitation, any penalties or interest based upon such tax obligations, that arise from the benefits and payments made to Executive shall be Executive’s sole responsibility and liability. All payments or benefits made under this Agreement to Executive shall be subject to applicable tax withholding laws and regulations and Executive shall be required to timely and fully satisfy any such withholding as a condition of receipt of any payments or benefits. The terms of Section 12 of the Employment Agreement are also applicable to this Agreement and to all payments and benefits provided hereunder.

(c)                                  WARN Payments. The separation payments to Executive hereunder shall be considered as including any and all payments by the Company that could or in fact become payable in connection with the Executive’s termination of employment pursuant to any applicable legal requirements, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN” Act), California Labor Code sections 1400-1408, or any other similar foreign, federal or state law.

(d)                                 Full Payment. Except with respect to any “Excluded Claims” (defined below), Executive represents and warrants to the Company that, as of the Effective Date, the payments set forth in Section 4(a) herein constitute all payments or obligations owed by the Company to Executive in connection with any severance, retention or a change in control plan or arrangement.

(e)                                  Internal Revenue Code Section Provisions. The terms of Sections 3(d)(iv) and 13 of the Employment Agreement are also applicable to this Agreement and to all payments and benefits provided hereunder.

5.                                       License Agreement. The Company shall negotiate in good faith a license agreement with Executive whereby the Company would grant to the Executive a non-exclusive, limited license to the Company’s proprietary technology for non-competing uses inside or outside of the entertainment industry on commercially reasonable terms generally available to other licensees; provided that, the Company shall have no obligation to enter into such license agreement if the Company, in its reasonable discretion, determines for business, strategic or any other compelling reason that it is not in the Company’s best interests to enter into such license agreement.

6.                                       Executive’s Representations, Warranties and Covenants.

(a)                                  Executive reaffirms that he will continue to be bound by, and will continue to comply with, all of the terms and conditions and covenants in Section 7 of the Employment Agreement and also all terms and conditions of the Employee Invention Assignment and Confidentiality Agreement dated May 26, 2010, as amended on May 16, 2011, attached as Exhibit 2, and Executive must execute the First Amendment to Employee Invention Assignment and Confidentiality Agreement, included in Exhibit 2, on or before the Effective Date as a condition of this Agreement. Executive also agrees to execute the Consulting Agreement, attached hereto as Exhibit 3, on or before the Effective Date as a condition to this Agreement (the “Services Agreement”).

(b)                                 Executive represents and warrants to the Company that, as of the Effective Date, Executive has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Executive from complying with the provisions hereof, and further certifies that Executive will not enter into any such conflicting agreement.

(c)                                  Executive represents and warrants to the Company that, as of the Effective Date, Executive has not filed any claim against the Company or its affiliates and has not assigned to any third party any claims against the Company or its affiliates. Executive also acknowledges that he has no work-related injury, illness, disease or condition, and that he has not been unlawfully denied any family or medical leave or otherwise subjected to unlawful interference in that regard.

(d)                                 Executive acknowledges that Executive has had the opportunity to fully review this Agreement and, if Executive so chooses, to consult with counsel, and is fully aware of Executive’s rights and obligations under this Agreement.

(e)                                  Executive will not at any time during the period of his employment with the Company, during the term of any Services Agreement or at any time thereafter, make (or direct anyone else to make) any disparaging statements (oral or written) about the Company, or any of its affiliated entities, officers, directors, employees, stockholders, representatives or agents, or any of the Company’s products or services or work-in-progress, that are harmful to their businesses, business reputations or personal reputations. For the avoidance of doubt, nothing in this Agreement will prohibit the Executive from speaking, either publicly or privately, about his experiences with the Company, including, without limitation, the experience he had as a member of the team that together built the Company from a small start-up company to a publicly-traded company.

(f)                                    Any reference by Executive to Michael Lewis and/or Executive as founder(s) of the Company shall be to Michael Lewis and Executive as co-founders of the Company and Executive shall so advise any third parties when discussing the founding of the Company or otherwise.

7.                                       Executive’s Release of Claims. In exchange for the Company’s promises set forth herein, all of which are good and valuable consideration, Executive hereby covenants not to sue and releases and forever discharges the Company, its owners, parents, subsidiaries, attorneys, insurers, agents, employees, stockholders, directors, officers, affiliates, predecessors and successors of and from any and all rights, claims, actions, demands, causes of action, obligations, attorneys’ fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, that Executive may have (whether known or not known) (collectively, “Claims”), accruing to Executive as of the Effective Date, that Executive has ever had, including but not limited to Claims based on and/or arising under Title VII of the Civil Rights Act of 1964, as amended, The Americans with Disabilities Act, The Family Medical Leave Act, The Equal Pay Act, The Employee Retirement Income Security Act, The Fair Labor Standards Act, and/or the California Fair Employment and Housing Act; The California Constitution, The California Government Code, The California Labor Code, The Industrial Welfare Commission’s Orders, the Worker Adjustment and Retraining Notification Act, California Labor Code sections 1400-1408, and any and all other Claims Executive may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation; and all other Claims arising under common law including but not limited to tort, express and/or implied contract and/or quasi-contract, arising out of or, in any way, related to Executive’s previous relationship with the Company as an employee, consultant and/or director. Furthermore, Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Older Workers Benefit Protection Act and Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that in accordance with ADEA:

(a)                                  Executive should consult with an attorney prior to executing this Agreement;

(b)                                 Executive has at least twenty-one (21) days within which to consider this Agreement;

(c)                                  Executive has up to seven (7) days following the execution of this Agreement by the Executive to revoke the Agreement by timely providing written notice of revocation to the Company; and

(d)                                 This Agreement shall not be effective until the revocation period in Section 7(c) has expired without revocation by Executive.

The Company and Executive agree that the release set forth in this Section 7 shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary herein, the Parties agree that Executive is not waiving any Claims he may have that arise from or are incurred in connection with any of the following matters (collectively, the “Excluded Claims”). (i) the Company’s breach of its obligations under Section 4(a) above; (ii) claims for indemnification under Section 2802 of the California Labaor Code, under the Company’s Certificate of Incorporation, Articles of Incorporation or by-laws, pursuant to that certain Indemnification Agreement (as amended from time to time) dated May 25, 2010 and with an effective date of April 10, 2010, and under any insurance policy of the Company or the established policies of the Company or any affiliate thereof expressly providing for such indemnity between Executive and the Company or any affiliate thereof; (iii) claims for any vested benefits under the terms of any of the Company’s pension, profit sharing, health, welfare, stock option, restricted stock, stock incentive, deferred compensation, supplemental compensation and any other welfare, benefit or other plan of the Company; (iv) claims for workers’ compensation benefits; and (v) any transactions or agreements entered into, and any occurrences, acts or omissions occurring, after the Effective Date.

8.                                       Civil Code Section 1542. Each of Executive and the Company acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said Code section, agree to expressly waive any rights Executive may have thereunder (except with respect to Excluded Claims), as well as under any other statute or common law principles of similar effect.

9.                                       Company’s Representations, Warranties and Covenants.

(a)                                  Executive shall be paid his 2011 bonus at the same time other Executives are paid their bonuses, provided that such payment is approved by the Compensation Committee of the Board of Directors in accordance with the Company’s Management Incentive Plan.

(b)                                 During the term of any Consulting Agreement, Executive shall be permitted to keep any computers, cell phones, television screens, and other similar items previously provided to him by Company, provided that Executive shall be required to make any remaining payments on such items.

(c)                                  Any reference in future Company publications to Michael Lewis and/or Executive as founder(s) of the Company shall be to Michael Lewis and Executive as co-founders of the Company and Company shall so advise any third parties when discussing the founding of the Company or otherwise.

(d)                                 Company, through its senior executives and managers, will not at any time during the period of Executive’s employment with the Company, during the term of any Services Agreement or at any time thereafter, make (or direct anyone else to make) any disparaging statements (oral or written) about Executive that are harmful to his businesses, business reputation or personal reputation.

(e)                                  Company shall defend, indemnify and hold harmless Executive with respect to any claim, demand, arbitration or lawsuit (a “Claim”) against Executive arising out of or in connection with Executive’s work for Company as a consultant except in the event of Executive’s gross negligence or intentional misconduct. Company’s obligation to defend, indemnify and hold harmless pursuant to this Section 9(e) includes, without limitation, payment of any settlement Company has consented to in writing or court-ordered judgment and payment of Executive’s reasonable attorney’s fees and costs (with counsel reasonably acceptable to Company) on an on-going basis (provided that Company shall provide any such advancement of expenses within 30 days following Executive’s written request therefor). Company shall be entitled to participate in the defense of any Claim subject to the indemnification provisions of this Section 9(e). For the avoidance of doubt, this Section 9(e) sets forth the sole and exclusive indemnification in favor of Executive for any Claim arising out of Executive’s work as a consultant to the Company.

10.                                 Labor Code Section 206.5. Executive acknowledges that, as of his execution of this Agreement, other than the amounts that are expressly set forth herein to be paid in accordance with this Agreement and his unpaid salary accrued from the Company’s most recent payroll payment and which will be paid at the next Company payroll payment, he has received timely payment in full for all compensation (of any sort, including, but not limited to, wages, bonuses, incentive compensation, stock options and vacation) earned by him during his employment with the Company, and for all reimbursement of expenses (of any sort) incurred by him during his employment with the Company and for which reimbursement would be required.  In light of the payment by the Company of all wages due, or to become due to Executive, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

11.                                 Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

12.                                 Assignment. This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective owners, agents, officers, stockholders, employees, directors, attorneys, insurers, subsidiaries, parents, affiliates, successors, personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, and assigns. This Agreement is personal in nature, and none of the Parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the rights and obligations of the Company under this Agreement may be assigned (without the consent of the Executive) to an entity which becomes the successor to the Company as the result of a merger or other corporate reorganization or similar transaction or sale of substantially all the assets to a successor which continues the business of the Company or any other subsidiary of the Company.

13.                                 Notices. The terms of Section 11 of the Employment Agreement are also applicable to this Agreement.

14.                                 Integration and Interpretation. This Agreement, Exhibits 2 and 3, and the

surviving provisions of the Employment Agreement, represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements whether written or oral including, without limitation, all provisions of the Employment Agreement that are not referenced herein as continuing to be applicable. The terms of this Agreement have been voluntarily agreed to by Executive and Company, and the language used in this Agreement shall be deemed to be the language chosen to express the mutual intent of the Parties. This Agreement shall be construed without regard to any presumption or rule requiring construction against Company or Executive, or in favor of the Party receiving a particular benefit under this Agreement.

15.                                 Modification. This Agreement may only be amended in a writing signed by Executive and an authorized representative of the Company and which expressly references that this Agreement is being amended. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the party against whom enforcement of the change or modification is sought. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

16.                                 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17.                                 No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by any other Party hereto which are not specifically set forth in this Agreement. By entering into this Agreement, the Company is not acknowledging or admitting any fault, wrongdoing, or liability on its part in any way.

18.                                 Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.                                 Voluntary Execution of Agreement. Executive acknowledges and agrees that this Agreement is an individually-negotiated Agreement and that he is not being separated as a result of any exit incentive program, plan or practice of the Company. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)                                  They have read this Agreement;

(b)                                 They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)                                  They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)                                 They are fully aware of the legal and binding effect of this Agreement.

20.                                 Execution in Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which when together shall be deemed to constitute the executed original, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of the undersigned.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates shown below.

JOSHUA GREER		REALD INC.

By:	/s/ Joshua Greer	By:	/s/ Michael V. Lewis
Michael V. Lewis
Chief Executive Officer

EXHIBIT 1

EMPLOYMENT AGREEMENT

EXHIBIT 2

EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

AND FIRST AMENDMENT THERETO

EXHIBIT 3

CONSULTING AGREEMENT